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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2003

Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ (Address of principal executive offices)	07702 (Zip Code)

Registrant's telephone number, including area code 732-212-3300

 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

991. Press Release dated June 25, 2003
99.2 Press Release dated June 26, 2003
99.3 Press Release dated June 27, 2003

Item 9. Regulation FD Disclosure

The Registrant issued a press release on June 25, 2003, which is attached hereto as exhibit 99.1, which announced details for the earnings call for the quarter ended June 30, 2003, a press release on June 26, 2003, which is attached hereto as exhibit 99.2, which announced the results of a special meeting of shareholders on that date, and a press release on June 27, 2003, which is attached hereto as exhibit 99.3, which announced the completion of a previously announced financing on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 27, 2003

Wellman, Inc.

By: /s/Mark J. Ruday
Mark J. Ruday
Vice President, Chief Accounting Officer and Controller